Exhibit 24.1



                                 POWER OF ATTORNEY

     The undersigned directors of BorgWarner Inc. (the "Corporation") hereby appoint Timothy M. Manganello as their true and lawful attorney-in-fact, with full power for and on their behalf to execute, in their names and capacities as directors of the Corporation, and to file with the Securities and Exchange Commission on behalf of the Corporation under the Securities Act of 1933, as amended, any and all Registration Statements (including any and all amendments or post-effective amendments thereto) relating to the (i) BorgWarner Inc. 2004 Stock Incentive Plan; (ii) BorgWarner Inc. Retirement Savings Plan; (iii) BorgWarner Morse TEC Inc. Ithaca Plant Retirement Savings Plan; (iv) BorgWarner Employees Retirement Savings Plan; (v) BorgWarner Diversified Transmission Products Inc., Muncie Plant Retirement Savings Plan; (vi) Borg-Warner Automotive Air/Fluid Systems Corporation Retirement Savings Plan; (vii) BorgWarner Cooling Systems Inc. Retirement Savings Plan; (viii) Borg-Warner Automotive Powertrain Systems Corporation Seneca Retirement Savings Plan; (ix) BorgWarner Medallion Retirement Savings Plan; (x) BorgWarner Turbo Systems Inc. Retirement Savings Plan; (xi) Borg-Warner Automotive Automatic Transmission Systems Corporation Gallipolis Plant Retirement Savings Plan; (xii) Borg-Warner Automotive Air/Fluid Systems of Michigan Corporation Warren Plant Savings Plan; (xiii) BorgWarner Fuel Systems Inc. Savings Plan; and (ixv) BorgWarner Westran Savings Plan.

     This Power of Attorney automatically ends upon the termination of Mr. Manganello's service with the Corporation.

     In witness whereof, the undersigned have executed this Power of Attorney on this 28th day of July, 2004.


/s/JERE A. DRUMMOND                     /s/ PAUL E. GLASKE
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JERE A. DRUMMOND                        PAUL E. GLASKE

/s/ ANDREW F. BRIMMER                   /s/ JOHN RAU
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ANDREW F. BRIMMER                       JOHN RAU

/s/ WILLIAM E. BUTLER                   /s/ ALEXIS P. MICHAS
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WILLIAM E. BUTLER                       ALEXIS P. MICHAS

/s/ ERNEST J. NOVAK, JR.                /s/ PHYLLIS O. BONANNO
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ERNEST J. NOVAK, JR.                    PHYLLIS O. BONANNO